SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 2 to

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2002

MERITAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	I-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 East Princess Drive, Suite 290, Scottsdale, Arizona (Address of Principal Executive Offices)		85255 (Zip Code)

(480) 609-3330

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

         This Amendment No. 2 to Form 8-K/A (“Amendment No. 2”) amends the Current Report on Form 8-K dated July 12, 2002. On July 15, 2002, we filed a Form 8-K (the “Original Filing”) to report the acquisition of substantially all of the homebuilding and related assets of Hammonds Homes, Ltd., a Texas limited partnership, and Crystal City Land & Cattle, Ltd., a Texas limited partnership (collectively, “Hammonds Homes” or “Hammonds”). On September 11, 2002, we filed an amendment to the Form 8-K (“Amendment No. 1”) to include the financial statements of the business acquired, including unaudited pro forma combined financial statements giving effect to the acquisition of Hammonds. The unaudited pro forma combined statement of earnings for the year ended December 31, 2001 and the interim period ended June 30, 2002 contained in Item 7(b) of Amendment No. 1 inadvertently omitted the footnotes detailing the pro forma adjustments. We are filing this Amendment No. 2 to provide the omitted footnotes by amending and restating in its entirety the information contained in Item 7 of Amendment No. 1. No changes have been made to the financial statements of the business acquired contained in Item 7(a).

FORWARD LOOKING STATEMENTS

         Certain matters discussed in this current report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

         With respect to the Hammonds Homes acquisition, these uncertainties include: the risks that the businesses will not be integrated successfully; that Hammonds may not perform as well in the future as in previous years; that the market and financial synergies anticipated from the acquisition may not be fully realized or may take longer to realize than expected; that the acquisition will not be accretive to earnings within the time period estimated by us, or at all; that unanticipated expenses and liabilities may be incurred; and that the combined companies may lose key employees or suppliers.

         In addition, our business is also subject to a number of risks and uncertainties including: the strength and competitive pricing environment of the single-family housing market; changes in the availability and pricing of residential mortgages; changes in the availability and pricing of real estate in the markets in which we operate; our level of indebtedness; demand for and acceptance of our homes; the success of planned marketing and promotional campaigns; the success of our program to integrate existing operations with our planned new operations or those of past or future acquisitions; our ability to raise additional capital; our success in locating and negotiating favorably with other possible acquisition candidates; recent legislative or other initiatives that seek to restrain growth in new housing construction or similar measures; the economic impact of foreign hostilities or military action; general economic slowdowns; and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in Meritage’s Form 10-K Report for the year ended December 31, 2001 under the captions “Market for the Registrant’s Common Stock and Related Stockholder Matters—Factors that May Affect Future Stock Performance” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company—Factors that May Affect Our Future Results and Financial Condition” and in Exhibit 99.4 of Meritage’s Form 10-Q for the quarter ended June 30, 2002. As a result of these and other factors, Meritage’s stock and note prices may fluctuate dramatically.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired.

INDEX TO FINANCIAL STATEMENTS

HAMMONDS HOMES, LTD. AND SUBSIDIARIES

CRYSTAL CITY LAND AND CATTLE, LTD. AND SUBSIDIARIES

Independent Auditors’ Report

To the Partners
Hammonds Homes, Ltd.

We have audited the consolidated balance sheets of Hammonds Homes, Ltd. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income and partners’ capital and cash flows for each of the years in the three year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hammonds Homes, Ltd. and Subsidiaries as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                                            /s/ Kolkhorst & Kolkhorst

Houston, Texas
March 25, 2002

HAMMONDS HOMES, LTD. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31

	2001	2000

Assets

Inventory	$53,542,220	$59,327,921

Cash and cash equivalents	14,269,666	5,511,149

Property and equipment	1,791,843	1,682,158

Land	989,720	7,102,380

Receivable from title and mortgage companies	2,119,405	3,456,798

Receivable from employees	18,778	14,774

Receivable from affiliates	883,555	—

Prepaid expenses and other assets	2,114,850	1,289,821

Investments in joint ventures	735,122	576,886

	$76,465,159	$78,961,887

Liabilities and partners’ capital

Liabilities:

Construction loans payable	$44,545,580	$46,861,779

Development loans	440,000	4,716,828

Accounts payable and accrued liabilities	10,904,288	12,018,368

Accounts payable to related party	636,409	1,593,176

Total liabilities	56,526,277	65,190,151

Commitments and contingencies

Partners’ capital	19,938,882	13,771,736

	$76,465,159	$78,961,887

See independent auditor’s report and accompanying notes to the financial statements.

HAMMONDS HOMES, LTD. AND SUBSIDIARIES

Consolidated Statements of Income and Partners’ Capital

		Year ended December 31
	2001	2000	1999

Revenue

Sale of houses	$179,808,377	$136,022,574	$108,068,747

Sale of land and lots	445,179	745,115	2,161,200

	180,253,556	136,767,689	110,229,947

Cost of houses sold	(149,574,800)	(115,711,708)	(93,542,095)

Cost of land and lots sold	(47,777)	(704,930)	(2,046,751)

	(149,622,577)	(116,416,638)	(95,588,846)

Sale of houses gross profit	30,233,577	20,310,866	14,526,652

Sale of land and lots gross profit	397,402	40,185	114,449

Gross profit	30,630,979	20,351,051	14,641,101

Other income	1,283,738	917,020	543,068

	31,914,717	21,268,071	15,184,169

Operating expenses

Sales and marketing	5,745,211	4,054,577	2,837,876

General and administrative	7,513,102	5,849,351	4,248,190

Interest	1,420,138	1,360,868	582,425

	14,678,451	11,264,796	7,668,491

Net income before state income taxes	17,236,266	10,003,275	7,515,678

Provision for state income taxes			201,000

Net Income	17,236,266	10,003,275	7,314,678

Retained earnings-subsidiaries-beginning			4,831

Partners Capital-beginning	13,771,736	9,647,692	7,038,670

Distributions	(11,069,120)	(5,879,231)	(4,710,484)

Partners’ capital	$19,938,882	$13,771,736	$9,647,692

See independent auditor’s report and accompanying notes to the financial statements.

HAMMONDS HOMES, LTD. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

		Year ended December 31
	2001	2000	1999

Operating activities

Net income	$17,236,266	$10,003,275	$7,314,678

Adjustments to reconcile net income to net cash used in operating activities:

Depreciation and amortization	1,014,885	735,285	507,309

Changes in operating assets and liabilities:

Inventory of houses and land	7,789,517	(18,248,199)	(11,222,350)

Receivables from title and mortgage companies	804,629	(2,607,153)	175,895

Receivables from employees	(4,004)	31,377	17,834

Receivables from affiliates	886,699	—	—

Prepaid expenses and other assets	(840,029)	(114,680)	(68,627)

Investments in joint venture	(158,236)	(576,886)	—

Accounts payable and accrued liabilities	(161,616)	5,598,715	(1,187)

Accounts payable to related party	(956,767)	995,000	(44,921)

State income taxes payable	—	(231,446)	(50,715)

Net cash provided by (used in) operating activities	25,611,344	(4,414,712)	(3,372,084)

Investing activities

Purchase of property and equipment	(1,124,571)	(1,363,979)	(767,803)

Net cash used in investing activities	(1,124,571)	(1,363,979)	(767,803)

Financing activities

Proceeds from advances on construction and development loans	41,265,783	108,650,655	81,955,153

Principal payments on construction and development loans	(45,924,919)	(93,671,646)	(72,844,392)

Partners distributions	(11,069,120)	(5,879,231)	(4,710,487)

Net cash provided by (used in) financing activities	(15,728,256)	9,099,778	4,400,274

Net increase in cash and cash equivalents	8,758,517	3,321,087	260,387

Cash and cash equivalents at beginning of year	5,511,149	2,190,062	1,929,675

Cash and cash equivalents at end of year	$14,269,666	$5,511,149	$2,190,062

Supplemental disclosure of cash flow information

Cash paid for:

Interest	$4,691,343	$4,970,843	$3,266,347

Income taxes	$—	$—	$251,714

See independent auditor’s report and accompanying notes to the financial statements.

HAMMONDS HOMES, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation — The consolidated financial statements include the accounts of Hammonds Homes, Ltd. (the Company), and its wholly-owned subsidiaries, R. H. Development Company, Inc., and R. H. Development/Park West CC, Inc. for the year ended December 31, 2000. All intercompany accounts and transactions have been eliminated in consolidation. R.H. Development Company, Inc. was incorporated in the State of Texas in 1997. R.H. Development/Park West CC, Inc., was incorporated in the State of Texas in 1999.

In August 2001, R.H. Development Company, Inc. and R.H. Development/Park West CC, Inc. were converted to limited partnerships. The net assets of these subsidiaries were distributed and contributed to the new partnerships. The new partnerships are controlled by the majority partner of Hammonds Homes, Ltd.

The 2001 financial statements of the company include the activity of its subsidiaries for the eight months through August 31, 2001. At December 31, 2001 the balance sheet of the company does not include any of the accounts of its former subsidiaries.

Organization — Hammonds Homes, Inc., incorporated in Texas in 1987, was wholly-owned by a single stockholder. During 1999, Hammonds Homes, Inc., converted to a Texas limited partnership, Hammonds Homes, Ltd. Hammonds Homes Ltd., continues to be engaged in the construction and sale of single family homes in Houston, Dallas, and Austin, Texas.

Critical Accounting Policies and Estimates — The preparation of the consolidated financial statements required management to make a number of estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. On an ongoing basis, management evaluates these estimates and assumptions based upon historical experience and various other factors and circumstances. Management believes that these estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates and assumptions under different future conditions.

The accounting policies that management deems most critical and involve the most difficult, subjective or complex judgments, include estimates of costs to complete individual developments, the ultimate recoverability (or impairment) of these costs, the likelihood of closing lots held under option or contract and the ability to estimate expenses and accruals, including legal and warranty reserves. Should management under or over estimate costs to complete individual projects, gross margins in a particular period could be misstated and the ultimate recoverability of costs related to a project from individual home sales may be uncertain. Furthermore, non-refundable deposits paid for land options or contracts may have no economic value to us if the land is not ultimately purchased. Finally, the inability to accurately estimate expenses or accruals could result in charges or income in the future results of operations related to activities or transactions in a preceding period.

HAMMONDS HOMES, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition — Revenue from sales of houses is recognized at the time of closing, when sufficient down payment has been received, any financing has been arranged, title, possession, and other attributes of ownership have been transferred to the buyer, and the Company is not obligated to perform additional significant activities related to the sale.

Estimated future warranty costs are charged to cost of sales in the period when the revenues from related home closings are recognized. These estimated warranty costs are approximately $500 per home.

Inventory — Real estate inventories include land acquisition costs, construction costs, and related indirect costs and expenditures. Interest on indebtedness and real estate taxes are capitalized until substantial completion of construction. Cost of sales is determined by lot with specific identification of land, direct construction and closing costs, and an allocation of indirect construction costs.

Property and Equipment — Property and equipment, consisting principally of model home furnishings, sales office fixtures, and computer equipment, are carried at cost and depreciated using the straight-line method over estimated useful lives ranging from two to five years.

Receivables From Title and Mortgage Companies — Receivables from title and mortgage companies consist of sales proceeds due from houses sold and closed but not yet funded.

Cash Equivalents — The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

HAMMONDS HOMES, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE B — INVENTORY

Inventory at December 31, 2001 and 2000 consists of the following:

	2001		2000

	# of Units	Amount	# of Units	Amount

Lots	159	$5,875,995	170	$5,252,796

Houses completed:

Under contract for sale	23	3,211,314	28	3,648,690

Unsold	42	6,217,475	39	5,313,819

Model homes	36	5,059,353	41	6,315,023

Houses under construction:

Under contract for sale	222	20,994,942	350	26,618,482

Unsold	131	12,183,141	167	12,179,111

Total	613	$53,542,220	795	$59,327,921

A summary of interest for the years ended December 31, 2001 and 2000 is as follows:

	2001	2000

Interest capitalized at beginning of year	$1,518,213	$1,036,714

Interest incurred	4,691,343	4,970,843

Interest expensed	(1,420,138)	(1,360,868)

Interest included in cost of houses sold	(3,685,215)	(3,128,476)

Interest capitalized at end of year	$1,104,203	$1,518,213

NOTE C — PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2001 and 2000 consist of the following:

	2001	2000

Model home furnishings	$4,065,719	$3,261,375

Sales office fixtures	1,132,514	933,462

Computer equipment	720,880	511,344

Office furniture and other	399,152	498,094

Construction trailers	70,202	70,202

Leasehold improvements	96,755	86,173

	6,485,222	5,360,650

Less accumulated depreciation and amortization	(4,693,379)	(3,678,492)

	$1,791,843	$1,682,158

HAMMONDS HOMES, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE D — CONSTRUCTION AND DEVELOPMENT LOANS PAYABLE

Construction loans payable to financial institutions at December 31, 2001 and 2000 are collateralized by inventory. The construction loans are payable by Hammonds Homes, Ltd. R.H. Development Company, Inc. and R.H Development/Park West CC. Inc. have no liability for these loans. The interest on all loans is payable monthly and bears interest as follows:.

	2001	2000

Interest rate

Prime rate	$19,720,778	$15,101,784

Prime rate plus .25%	14,548,974	27,609,195

Prime rate plus .75%	2,258,529	3,885,222

30-day Libor plus 2.90%	7,871,799	265,578

	$44,400,080	$46,861,779

Unsecured note, prime plus .50%	145,500	—

	$44,545,580	$46,861,779

The Company believes carrying amounts of its construction loans payable approximate their fair value.

Development loans payable to financial institutions at December 31, 2001 and 2000 are collateralized by land held for future development by the Company. The loans bear interest at prime at December 31, 2001 and prime to prime plus 3% at December 31, 2000. The loans will be repaid as lots are developed and sold. The development loans are payable by Hammonds Homes, Ltd., at December 31, 2001 and by R.H. Development Company, Inc. and R.H. Development/Park West CC, Inc. at December 31, 2000.

At December 31, 2001 and 2000, the Company had unused lines of credit, subject to the terms of the related loan documents, aggregating $65,678,957 and $16,939,598, respectively. These lines of credit are generally available for one year.

At the time of the initial loan draw for a house, the Company usually pays a loan fee for the individual loan amount. Construction loans are generally repaid as individual units are sold and closed. Construction loans mature within 6 to 12 months or, at the discretion of the lender, are extended.

Certain of the Company’s loan agreements require, among other things, that the Company maintain minimum net worth, limit distributions, and retain certain percentages of net income.

HAMMONDS HOMES, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE E — FEDERAL AND STATE INCOME TAXES

The stockholder of the Company had elected under Subchapter S of the Internal Revenue Code to include the Company’s income in his own income for federal income tax purposes through 1998. As a result of the conversion of the Company to a limited partnership as described in Note A, the Partnership has elected, under Internal Revenue Service Regulations, to continue under Subchapter S of the Internal Revenue Code to include the Company’s income in the partners’ federal income tax return. As a result, the Company is not generally subject to federal income taxes.

The Company was subject to Texas state franchise taxes through August 1999. As a result of the conversion of the Company to a limited partnership, the Company will no longer be subject to a Texas franchise tax.

There are no significant temporary differences between income for financial reporting purposes and income calculated for income tax purposes.

NOTE F — COMMITMENTS AND CONTINGENCIES

The Company’s contingent liabilities include warranty obligations and disputes arising in the ordinary course of business, which management believes will not have a material adverse effect on the Company’s financial position.

In the ordinary course of business, the Company enters into lot option contracts. At December 31, 2001, the Company had nonrefundable deposits aggregating $1,836,462 for the purchase of lots relating to these contracts. The Company’s liability for nonperformance under these lot option contracts is limited to forfeiture of the deposits.

At December 31, 2001, future minimum payments under noncancelable operating leases are as follows:

December 31

2002	$219,694

2003	70,133

Thereafter	-0-

$289,827

Rental expense for the years ended December 31, 2001, 2000, and 1999 aggregated $264,731, $248,416, and $176,962, respectively.

HAMMONDS HOMES, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE G — RELATED PARTY TRANSACTIONS

During the year ending December 31, 2001, the Company purchased approximately $540,429 of lots from a company in which the majority partner of Hammonds Homes, Ltd. has a 50% interest.

Receivables from affiliates consist of amounts due to the Company from limited partnerships, described in Note A, that are controlled by the sole owner of the Company. Receivables for 2001 are $883,555 and are advances made to the Partnership for land development.

Accounts payable to related party consist of amounts due the partner of the Company. Related party payables for 2001 and 2000 are $636,409 and $1,593,176 respectively.

NOTE H — 401(k) PLAN

The Company has a 401(k) plan that covers all qualified employees. Contributions to the plan are at the discretion of the Board of Directors. There were no contributions made for 2001, 2000, or 1999.

NOTE I — JOINT VENTURES

The Company has invested in several joint ventures, which are accounted for using the equity method of accounting, that are in the business of land development, homebuilding and originating and selling residential mortgage loans. Income from these joint ventures for the years ended December 31, 2001, 2000, and 1999 aggregated $615,079, $330,034, and $242,176, respectively and is included in other income.

Independent Auditors’ Report

To the Partners
Crystal City Land & Cattle, Ltd.

We have audited the consolidated balance sheet of Crystal City Land & Cattle, Ltd. and Subsidiaries as of December 31, 2001, and the related consolidated statements of income and partners’ capital and cash flows from August 23, 2001 (date of inception) to December 31, 2001. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crystal City Land & Cattle, Ltd. and Subsidiaries as of December 31, 2001, and the results of its operations and its cash flows from August 23, 2001 (date of inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                                            /s/ Kolkhorst & Kolkhorst

Houston, Texas
March 25, 2002

CRYSTAL CITY LAND AND CATTLE, LTD. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2001

Assets

Inventory	$3,172,550

Cash and cash equivalents	1,134,279

Deposits	227,611

Land and land development costs	1,584,825

Reimbursable costs	350,000

Other assets	7,146

$6,476,411

Liabilities and partners’ capital

Liabilities

Development loans	$1,958,720

Accounts payable and accrued liabilities	735,480

Due to affiliates	883,555

Total liabilities	3,577,755

Commitments and contingencies

Partners’ capital	2,898,656

$6,476,411

See independent auditor’s report and accompanying notes to the financial statements.

CRYSTAL CITY LAND & CATTLE, LTD. AND SUBSIDIARIES

Consolidated Statement of Income and Partners’ Capital

From August 23, 2001 (date of inception) to December 31, 2001

Revenue

Sale of land and lots	$829,426

Cost of land and lots sold	(645,849)

Gross profit	183,577

Other income	512

184,089

Operating expenses

Interest	53,449

General and administrative	133,954

187,403

Net income (loss)	(3,314)

Partners Capital-contributed	2,901,970

Distributions	—

Partners’ capital	$2,898,656

See independent auditor’s report and accompanying notes to the financial statements.

CRYSTAL CITY LAND & CATTLE, LTD. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

From August 23, 2001 (date of inception) to December 31, 2001

Operating activities

Net income (loss)	$(3,314)

Adjustments to reconcile net income to net cash used in operating activities:

Changes in operating assets and liabilities

Inventory and land and development costs	(4,757,375)

Deposits	(227,611)

Reimbursable costs	(350,000)

Other assets	(7,146)

Accounts payable and accrued liabilities	1,619,035

Net cash used in operating activities	(3,726,411)

Financing activities

Proceeds from advances on construction and development loans	1,958,720

Partners contributions	2,901,970

Net cash provided by financing activities	4,860,690

Net increase in cash and cash equivalents	1,134,279

Cash and cash equivalents at beginning of year	—

Cash and cash equivalents at end of year	$1,134,279

Supplemental disclosure of cash flow information

Cash paid for

Interest	$338,902

See independent auditor’s report and accompanying notes to the financial statements.

CRYSTAL CITY LAND & CATTLE, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation — The consolidated financial statements include the accounts of Crystal City Land & Cattle, Ltd. (the Company), and its subsidiaries, CCLC Development, LLC, R.H. Development/Park West CC, Ltd., R.H. Development Company, Ltd., Avery R. Development Ltd., Gleannloch Lot, Ltd., and Ashford Lot Development, Ltd. All intercompany accounts and transactions have been eliminated in consolidation. CCLC Development, LLC became a limited liability company in the State of Texas in 2001. R.H. Development Company, Ltd. became a partnership in the state of Texas September 1, 2001. R.H. Development/Park West CC Company, Ltd. became a partnership in the State of Texas September 1, 2001. Gleannloch Lot, Ltd. became a partnership in the State of Texas in 2001. Avery R. Development Ltd. became a partnership in the State of Texas in 2001. Ashford Lot Development, Ltd. became a partnership in the State of Texas in 2001.

Organization – Crystal City Land & Cattle, Ltd. became a limited partnership in Texas in 2001. The company is engaged in the business of real estate development in Houston, Dallas, and Austin, Texas.

Revenue Recognition — Revenue from sales of lots is recognized at the time of closing, when sufficient down payment has been received, any financing has been arranged, title, possession, and other attributes of ownership have been transferred to the buyer, and the Company is not obligated to perform additional significant activities related to the sale.

Inventory — Real estate inventories include land acquisition costs, construction costs, and related indirect costs and expenditures. Interest on indebtedness and real estate taxes are capitalized until substantial completion of development. Cost of sales is determined by lot with specific identification of land and closing costs.

Reimbursable Costs – Reimbursable costs consist of funds due the company for development costs incurred.

Cash Equivalents — The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CRYSTAL CITY LAND & CATTLE, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE B – INVENTORY AND LAND AND LAND DEVELOPMENT COSTS

Inventory at December 31, 2001 consists of fully developed lots ready for sale. Land and land development costs at December 31, 2001 consists of land being developed and land being held for future development.

A summary of interest for the period ended December 31, 2001 is as follows:

Interest incurred	$338,902

Interest expensed	(53,449)

Interest included in cost of land and lots sold	(281,506)

Interest capitalized at end of year	$3,947

NOTE C — DEVELOPMENT LOANS PAYABLE

Development loans payable to financial institutions at December 31, 2001 are collateralized by land held for future development by the Company. The loans bear interest at 8%, prime plus .75%, and at prime plus 3% and is payable monthly. The loans will be repaid as lots are developed and sold. The development loans are payable by R.H. Development Company, Ltd., R.H Development/Park West CC, Ltd. and Ashford Lot Development, Ltd.

At December 31, 2001, the Company had unused lines of credit, subject to the terms of the related loan documents, aggregating $1,783,804. These lines of credit are generally available for one year.

Certain of the Company’s loan agreements require, among other things, that the Company maintain minimum net worth, limit distributions, and retain certain percentages of net income.

The Company believes carrying amounts of its development loans payable approximate their fair value.

NOTE D — FEDERAL AND STATE INCOME TAXES

Federal income taxes are not payable by, or provided for, the Partnership. All tax effects of the Partnership’s income or loss are passed through to the partners.

The Company is not subject to a Texas franchise tax.

There are no significant temporary differences between income for financial reporting purposes and income calculated for income tax purposes.

CRYSTAL CITY LAND & CATTLE, LTD. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

NOTE E — COMMITMENTS AND CONTINGENCIES

The Company’s contingent liabilities include obligations and disputes arising in the ordinary course of business which management believes will not have a material adverse effect on the Company’s financial position.

In the ordinary course of business, the Company enters into option contracts. At December 31, 2001, the Company had nonrefundable deposits aggregating $227,611 for the purchase of land relating to these contracts. The Company’s liability for nonperformance under these option contracts is limited to forfeiture of the deposits.

NOTE F — RELATED PARTY TRANSACTIONS

During the period ending December 31, 2001, $341,065 of lots were sold to an affiliated company, which is included in sales of land and lots.

In addition, the Company owes its affiliate company $883,555 for advances made to the Company for expenses relating to land development.

(b) Pro Forma Information.

EXPLANATORY NOTE

         The following unaudited pro forma financial statements are being amended and restated in their entirety to add the explanatory footnotes detailing the pro forma adjustments to the combined statements of earnings for the year ended December 31, 2001 and the interim period ended June 30, 2002.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma combined financial statements give effect to the acquisition of certain homebuilding and related assets of Hammonds Homes, Ltd. and subsidiaries (Hammonds) and Crystal City Land & Cattle, Ltd. and subsidiaries (Crystal City) as if it was consummated as of June 30, 2002 with respect to the unaudited pro forma combined balance sheet and on January 1, 2001 with respect to the unaudited pro forma combined statements of income.

         The unaudited pro forma combined financial statements reflect the purchase method of accounting for the Hammonds acquisition. The Hammonds acquisition will be accounted for as a purchase. Under the purchase method of accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair value at the time of the acquisition. Income of the combined company will not include income or loss of Hammonds prior to the effective date of the acquisition, which was July 1, 2002. The unaudited pro forma combined financial statements reflect preliminary adjustments made to combine Hammonds with Meritage using the purchase method of accounting. Final adjustments may be made and may differ from those reflected in the unaudited pro forma combined financial statements; however, we do not currently have reason to believe that they will materially differ from the purchase price allocation presented in these pro forma combined financial statements. The unaudited pro forma combined financial statements are based upon available information and assumptions that we believe are reasonable.

         The unaudited pro forma combined financial statements are for informational purposes only and are not necessarily indicative of the results of our future operations or the actual results that would have been achieved had the Hammonds acquisition and related transactions been consummated during the periods indicated. You should read the unaudited pro forma combined financial statements in conjunction with the consolidated historical financial statements of:

         (1)  Meritage, included in its Annual Report on Form 10-K for the year ended December 31, 2001, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and

         (2)  the acquired Hammonds entities, which are included in this Current Report on Form 8-K/A.

Meritage Corporation
Unaudited Pro Forma Combined Consolidated Balance Sheet
June 30, 2002
(in thousands)

	Historical

		Consolidated
		Hammonds	Total	Acquisition
	Meritage	& Crystal City	Historical	Adjustments			Pro Forma

Assets

Cash and cash equivalents	$14,481	$12,123	$26,604	$(25,475)	(a	)	$1,129

Real estate	399,379	62,814	462,193	—			462,193

Deposits on real estate	47,935	3,169	51,104	—			51,104

Other receivables	6,992	4,848	11,840	(3,338)	(c	)	8,502

Deferred tax assets	4,419	—	4,419	—			4,419

Goodwill	31,883	—	31,883	24,115	(c	)	55,998

Property and equipment, net	9,928	2,420	12,348	(131)	(c	)	12,217

Other assets	11,156	702	11,858	(93)	(c	)	11,765

Total assets	$526,173	$86,076	$612,249	$(4,922)			$607,327

Liabilities

Accounts payable and accrued expenses	$64,556	$9,862	$74,418	$(719)	(c	)	$73,699

Home sale deposits	18,510	2,011	20,521				20,521

Revolving credit facilities	—	51,021	51,021	(51,021)	(c	)	—

Additional borrowings on revolving credit facilities	—	—	—	70,000	(b	)	70,000

Senior notes	155,000	—	155,000	—			155,000

Other debt	1,286	—	1,286	—			1,286

Total liabilities	239,352	62,894	302,246	18,260			320,506

Stockholders’ equity

Common stock	151	—	151	—			151

Additional paid-in capital	196,117	—	196,117	—			196,117

Retained earnings	101,776	23,182	124,958	(23,182)	(d	)	101,776

Treasury stock	(11,223)	—	(11,223)	—			(11,223)

Total stockholders’ equity	286,821	23,182	310,003	(23,182)			286,821

Total liabilities and stockholders’ equity	$526,173	$86,076	$612,249	$(4,922)			$607,327

Meritage Corporation
Notes to Unaudited Pro Forma Combined Balance Sheet—June 30, 2002
(in thousands)

The Unaudited Pro Forma Combined Balance Sheet reflects the transaction as if it had occurred on June 30, 2002.

(a	)	Reflects the following:

		Cash paid for acquisition of Hammonds and Crystal City		$(12,652)

		Cash paid for transaction costs		(709)

		Hammonds and Crystal City cash excluded from purchase price		(12,114)

				$(25,475)

(b	)	Reflects the following:

		Borrowings on Meritage credit facility to finance acquisition		$(70,000)

(c	)	The acquisition will be accounted for as a purchase in accordance with Statements of Financial Accounting Standards No. 141 “Business Combinations.” The purchase price is being allocated first to the tangible and identifiable intangible assets and liabilities based upon preliminary estimates of their fair market value, with the remainder allocated to goodwill:

		Payment to seller		82,652

		Book value of net assets acquired	(23,182)

		Net assets/liabilities excluded or eliminated at acquisition:

		Revolving credit facilities & other debt	(51,021)

		Receivable due from seller	3,338

		Payable due to title company	(110)

		Cash	12,114

		Payable due to seller	(609)

		Adjusted book value of net assets acquired		(59,470)

		Premium paid at closing		23,182

		Additional adjustments and transaction costs:

		Writeoff of fixed assets acquired		131

		Bank fees and closing costs		265

		Professional fees		532

		Miscellaneous fees		5

		Increase in basis (goodwill)		24,115

(d	)	Reflects the elimination of Hammonds and Crystal City equity balances pursuant to purchase accounting

Meritage Corporation
Unaudited Pro Forma Combined Statement of Earnings
Twelve Months Ended December 31, 2001
(in thousands, except per share data)

	Historical

		Consolidated
		Hammonds	Total	Pro Forma
	Meritage	& Crystal City	Historical	Adjustments			Pro Forma

Home and land sales revenue	$744,174	$182,026	$926,200	—			$926,200

Cost of home and land sales	586,914	150,047	736,961	456	(a	)	737,417

Gross profit	157,260	31,979	189,239	(456)			188,783

Selling, general and administrative expenses(1)	73,924	14,865	88,789	849	(b	)	89,638

Earnings before income taxes and extraordinary items	83,336	17,114	100,450	(1,305)			99,145

Income taxes	32,444	—	32,444	6,155	(c	)	38,599

Earnings before extraordinary items	$50,892	$17,114	$68,006	(7,460)			$60,546

Weighted average shares outstanding — basic (2)							10,610

Weighted average shares outstanding — diluted (2)							11,776

Pro forma basic earnings per share before extraordinary items							$5.71

Pro forma diluted earnings per share before extraordinary items							$5.14

(1)	We adopted the nonamortization of goodwill provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and other Intangible Assets,” on January 1, 2002. Thus, the pro forma combined statement of income for the twelve month period ended December 31, 2001 includes goodwill amortization expense.

(2)	The weighted average shares outstanding have been adjusted to reflect the 2-for-1 stock split effective April 26, 2002.

Meritage Corporation
Unaudited Pro Forma Combined Statement of Earnings
Six Months Ended June 30, 2002
(in thousands, except per share data)

	Historical

		Consolidated
		Hammonds	Total	Pro Forma
	Meritage	& Crystal City	Historical	Adjustments		Pro Forma

Home and land sales revenue	$421,172	$79,171	$500,343			$500,343

Cost of home and land sales	339,444	62,447	401,891	161	(a)	402,052

Gross profit	81,728	16,724	98,452	(161)		98,291

Selling, general and administrative expenses(1)	42,879	11,959	54,838	(179	)(b)	54,659

Earnings before income taxes	38,849	4,765	43,614	18		43,632

Income taxes	15,345		15,345	1,889	(c)	17,234

Net earnings	$23,504	$4,765	$28,269	$(1,871)		$26,398

Weighted average shares outstanding — basic (2)						11,401

Weighted average shares outstanding — diluted (2)						12,232

Pro forma basic earnings per share before extraordinary items						$2.32

Pro forma diluted earnings per share before extraordinary items						$2.16

(1)	In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill is no longer amortized but subject to transitional and annual impairment tests in accordance with SFAS No. 142. Thus, the pro forma combined statement of income for the six month period ended June 30, 2002 is exclusive of goodwill amortization expense.

(2)	The weighted average shares outstanding have been adjusted to reflect the 2-for-1 stock split effective April 26, 2002.

Meritage Corporation
Notes to Unaudited Pro Forma Combined Statement Earnings
(in thousands)

The Unaudited Pro Forma Combined Statement of Earnings for the twelve month periods ended December 31, 2001 and for the six month period ended June 30, 2002 reflects the transaction as if it had occurred on January 1, 2001.

			Year Ended	Six Months
			December 31,	Ended
			2001	June 30, 2002

(a	)	Reflects the following:

		Incremental amortization of capitalized interest	$456	$161

(b	)	Reflects the following:

		Reversal of compensation paid to key employees of Hammonds	$(356)	$(179)

		Amortization of goodwill on purchase of Hammonds	1,205	—

			$849	$(179)

(c	)	Reflects the following:

		Net additional income tax provision as a result of the above adjustments	$(508)	$7

		Effect of applying Meritage’s effective tax rate on Hammonds’s and Crystal City’s earnings	6,663	1,882

			$6,155	$1,889

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 12th day of June, 2003.

MERITAGE CORPORATION

/s/ Larry W. Seay

By: Larry W. Seay Chief Financial Officer, Vice President — Finance (Principal Financial Officer and Duly Authorized Officer)

/s/ Vicki L. Biggs

By: Vicki L. Biggs (Chief Accounting Officer and Vice President — Corporate Controller)

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Kolkhorst & Kolkhorst	Previously filed.
99.1	Certificate of Steven J. Hilton, Co-Chief Executive Officer, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith
99.2	Certificate of John R. Landon, Co-Chief Executive Officer, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith
99.3	Certificate of Larry W. Seay, Chief Financial Officer, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith